                                                                   EXHIBIT 10.36


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                       AMENDED AND RESTATED LOAN AGREEMENT


                          dated as of February 25, 2000


                                      among


                             DEL LABORATORIES, INC.

                            DEL PHARMACEUTICALS, INC.

                           PARFUMS SCHIAPARELLI, INC.

                               ROYCE & RADER, INC.

                          565 BROAD HOLLOW REALTY CORP.

                                       and


                            THE LENDERS NAMED HEREIN


                                   $40,000,000


                       9.5% Senior Notes Due May 31, 2005

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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  Exhibits and Section References...................................1

SECTION 2.  Loans.............................................................2

SECTION 3.  Effectiveness of Amendment and Restatement........................2

SECTION 4.  Prepayment of Notes; Maturity.....................................2

         SECTION 4.1.  Required Prepayments...................................2

         SECTION 4.2.  Optional Prepayments...................................3

         SECTION 4.3.  Special Prepayment Following Restricted Asset Sale.....3

         SECTION 4.4.  Special Prepayment Upon Change of Control..............4

         SECTION 4.5.  Manner of Making Special Prepayments...................4

         SECTION 4.6.  Obligation to Prepay after Notice......................5

         SECTION 4.7.  Application of Prepayments.............................5

         SECTION 4.8.  Presentation or Surrender of Notes.....................5

         SECTION 4.9.  Note Purchase Prohibition..............................5

SECTION 5.          Covenants.................................................5

         SECTION 5.1.  Compliance with Laws, Etc..............................5

         SECTION 5.2.  Reporting Requirements.................................5

         SECTION 5.3   Taxes..................................................8

         SECTION 5.4.  Corporate Existence....................................8

         SECTION 5.5.  Maintenance of Properties and Insurance................8

         SECTION 5.6.  Books of Record and Account............................8

         SECTION 5.7.  Visitation.............................................8

         SECTION 5.8.  Performance and Compliance with Other Agreements.......8

         SECTION 5.9.  Continued Perfection of Liens..........................9

         SECTION 5.10. Pension Funding........................................9

         SECTION 5.11. Licenses; Trademarks...................................9

         SECTION 5.12. New Subsidiaries......................................10

         SECTION 5.13. North Carolina Mortgage...............................10

         SECTION 5.14. Canadian Mortgage.....................................10

         SECTION 5.15. Liens, Etc............................................10

         SECTION 5.16.  Debt.................................................12



                                TABLE OF CONTENTS
                                   (continued)
                                                                              PAGE
         SECTION 5.17.  Merger..................................................13

         SECTION 5.18  Sale of Assets, Etc......................................13

         SECTION 5.19.  Investments, Etc........................................13

         SECTION 5.20. Transactions With Affiliates.............................13

         SECTION 5.21.  Prepayment of Outstanding Debt..........................13

         SECTION 5.22.  Guarantees..............................................13

         SECTION 5.23.  Change of Business......................................13

         SECTION 5.24.  Fiscal Year.............................................14

         SECTION 5.25.  Maximum Losses; Minimum Net Income......................14

         SECTION 5.26.  Accounting Policies.....................................14

         SECTION 5.27.  Dividends, Etc..........................................14

         SECTION 5.28.  Change in Control.......................................14

         SECTION 5.20.  Hazardous Material......................................14

         SECTION 5.30.  Limitations on Consolidated Foreign Assets and Revenues.15

         SECTION 5.31.  Financial Requirements..................................15

SECTION 6.          Definitions; Accounting Terms...............................16

SECTION 7.          Remedies....................................................26

         SECTION 7.1   Events of Default; Acceleration..........................26

         SECTION 7.2.  Other Remedies...........................................28

         SECTION 7.3.  Notice of Acceleration...................................29

SECTION 8.          Communications; Payment of Notes............................29

SECTION 9.          First Offer Upon Transfer of Notes..........................30

SECTION 10.         Amendment and Waiver........................................30

SECTION 11.         Registration, Transfer and Exchange of Notes................31

SECTION 12.         Lost Notes..................................................31

SECTION 13.         Expenses....................................................31

SECTION 14.         Confidential Information....................................32

SECTION 15.         Successors and Assigns......................................33

SECTION 16.         Survival of Representations and Warranties..................33

SECTION 17.         Governing Law...............................................33



SECTION 18.           Reaffirmation, Restatement and Waivers....................33

SECTION 19.           Termination of Security Interests; Release of Collateral..34



SCHEDULE I


EXHIBIT A  DEL LABORATORIES, INC

EXHIBIT B  REPRESENTATIONS

EXHIBIT C  CLOSING CONDITIONS

EXHIBIT D  DOCUMENTS AND INFORMATION FURNISHED TO THE LENDERS



SCHEDULE D-1

SCHEDULE D-2

SCHEDULE D-3

SCHEDULE D-4

SCHEDULE D-5

SCHEDULE D-6

SCHEDULE D-7

SCHEDULE D-8

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


              THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of February 25, 2000, (the or this "Agreement") among DEL LABORATORIES, INC., a Delaware corporation (as further defined in Section 6, the "Company"), Del
Pharmaceuticals, Inc., a Delaware corporation ("DPI"), Parfums Schiaparelli, Inc., a New York corporation ("Parfums"), Royce & Rader, Inc., a Delaware corporation ("Royce"), 565 Broad Hollow Realty Corp., a New York corporation ("Broad"), and the lender named in Schedule I hereto (and with such other lenders as may become parties hereto in accordance with the terms hereof, collectively, the "Lenders").

              WHEREAS, Jackson National Life Insurance Company and Jackson National Life Insurance Company of Michigan, as lenders (the "Original Lenders") and the Company are parties to that certain Loan Agreement dated as of May 26, 1993, as amended by the First Amendment to Loan Agreement dated as of March 31, 1997, the Second Amendment to Loan Agreement dated as of December 30, 1998, and the Third Amendment to Loan Agreement dated as of December 22, 1999 (as amended, the "Original Loan Agreement"), pursuant to which the Original Lenders made certain loans to the Company and the Company issued to the Original Lenders its Notes (as defined in the Original Loan Agreement) (the "Original Notes");

              WHEREAS, Jackson National Life Insurance Company, as the successor in interest to Jackson National Life Insurance Company of Michigan, is the holder of 100% of the issued and outstanding Original Notes;

              WHEREAS, the Company and the Lenders now desire to amend and restate the Original Loan Agreement to, among other things, (i) change the amount of certain of the mandatory prepayments required to be made thereunder,
(ii) provide for the securing of the obligations represented by the Notes, (iii) amend certain covenants and related definitions, and (iv) make certain other changes to the Original Loan Agreement.

              NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         SECTION 1. EXHIBITS AND SECTION REFERENCES. This Agreement includes the attached Schedule I and Exhibits A through D. Section numbers herein that are preceded by a capital letter refer to sections in the Exhibit designated by that letter.

         SECTION 2. LOANS. Each Lender has made a loan to the Company in the amount set forth opposite such Lender's name in Schedule I. On the Restatement Effective Date, as defined below, the Company will amend and restate the Original Notes in the form of Exhibit A to this Agreement to evidence its promise to repay the loans with interest. Reference in this Agreement to the "Notes" shall be a reference to the Original Notes as amended and restated in the form of Exhibit A, or any Note or Notes delivered in substitution or exchange therefor pursuant to the provisions of this Agreement. The Company will issue such amended and restated Notes to the Lenders upon surrender by them of the Original Notes for cancellation by the Company. The aggregate amount of loans to be made pursuant to this Agreement is $40,000,000, but the loan by each Lender is a separate and several loan. To induce each Lender to enter into this Agreement and to amend and restate its Original Notes, the Company makes the representations and warranties set forth in Exhibit B, Part One, and the covenants and agreements hereinafter stated. Each Lender makes the representation set forth in Exhibit B, Part Two.

         SECTION 3. EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. The terms and provisions of this Agreement shall become effective (the "Restatement Effective Date") on such date upon which (i) the Lenders shall have received an amendment fee from the Company in the amount of $40,000, which amendment fee shall be fully earned upon the execution of this Agreement, and (ii) each of the closing conditions listed on Exhibit C hereto shall have been satisfied in form and substance reasonably satisfactory to the Lenders.

         SECTION 4. PREPAYMENT OF NOTES; MATURITY. The Company will make required, and may make optional, prepayments of the principal of the Notes as hereinafter provided. The principal balance of the Notes not otherwise prepaid, together with all accrued and unpaid interest thereon and other applicable fees and charges, shall be due in full on May 31, 2005.

         SECTION 4.1. REQUIRED PREPAYMENTS. So long as any of the Notes shall be outstanding, there shall become due and payable, and the Company will prepay, the following aggregate principal amount of the Notes (or the unpaid balances thereof) on the dates indicated (each, a "Mandatory Prepayment Date"):

                       May 31, 2001                       $4,000,000
                       May 31, 2002                       $4,000,000
                       May 31, 2003                       $8,000,000
                       May 31, 2004                       $8,000,000

without prepayment charge, whether or not any optional prepayment has been or is being made pursuant to Section 4.2 (subject to the next proviso), 4.3 or 4.4; provided that, in the event that any prepayment shall have been made pursuant to
Section 4.3 or 4.4 (a "Special Prepayment"), then with respect to all subsequent prepayments pursuant to this Section 4.1 the aggregate principal amount of Notes to be prepaid on each subsequent Mandatory Prepayment Date shall be an amount equal to the product of (i) the aggregate principal amount of the Notes to be prepaid on such Mandatory Prepayment Date (or the amount to which such number shall have been theretofore reduced pursuant to this proviso by reason of a prior Special Prepayment), times

(ii) a fraction, the numerator of which shall be the aggregate principal amount of the Notes outstanding immediately after such Special Prepayment (before giving effect to any prepayment pursuant to Section 4.2 or this Section 4.1 being made on the same day) and the denominator of which shall be the aggregate principal amount of Notes outstanding immediately prior to such Special Prepayment (before giving effect to any prepayment pursuant to Section 4.2 or this Section 4.1 being made on the same day).

         SECTION 4.2. OPTIONAL PREPAYMENTS. The Company, upon not less than 30 or more than 60 days' prior written notice of the date and amount of optional prepayment to the holders of the Notes, may prepay at any time all or from time to time any part (in a multiple of $100,000) of the principal of the Notes, upon payment of a prepayment charge equal to the excess, if any, of (a) the sum of the present values, discounted semi-annually in accordance with accepted financial practice at a rate per annum equal to the Treasury Yield plus seventy-five hundredths percent (.75%), of each of (i) all remaining scheduled payments and prepayments (whether at maturity or pursuant to Section 4.1) of the principal amount to be prepaid pursuant to this Section 4.2 (any partial prepayment pursuant to this Section 4.2 being deemed applied in satisfaction of such scheduled payments and prepayments in inverse chronological order of their due dates) plus (ii) all remaining payments of interest payable on such principal amount according to the terms of the Notes to and including maturity or the dates of such scheduled prepayments, as the case may be (assuming each payment referred to in clauses (i) and (ii) above is made when due), over (b) the principal amount to be prepaid pursuant to this Section 4.2.

         SECTION 4.3. SPECIAL PREPAYMENT FOLLOWING RESTRICTED ASSET SALE. In the event that the Company proposes to enter into a transaction or series of transactions not permitted by Section 5.17 or 5.18 (a "Restricted Asset Sale"), the Company shall, not less than 30 nor more than 90 days prior to such Restricted Asset Sale, give each holder of any Notes written notice thereof by telecopy confirmed by telephone in accordance with Section 8, such notice to describe the proposed Restricted Asset Sale and the amount of the expected proceeds thereof and request the consent of the holder or holders of the Notes thereto. The Company may proceed with the Restricted Asset Sale only if the holder or holders of at least 66-2/3% of the unpaid principal amount of the Notes then outstanding consent in writing thereto.

         Not more than 190 days following the first day on which the Company or any of its Subsidiaries receives any proceeds from an approved Restricted Asset Sale (the "Asset Sale Closing Date"), the Company shall give each holder of any Notes a written notice (the "Offer Notice") by telecopy confirmed by telephone in accordance with Section 8 containing the Company's unconditional and irrevocable offer to prepay, on a date specified therein (the "Special Prepayment Date"), which date shall be not less than 45 nor more than 60 days following the date on which such notice is given, a principal amount of the Notes equal to the sum of (a) 100% of the proceeds received by the Company and its Subsidiaries from all sales of assets which individually or in the aggregate disposed of a Substantial Part of the assets of the Company or a Subsidiary, less (b) the amount of such proceeds which were reinvested by the Company within 180 days following their receipt in assets substantially similar to those assets sold, up to the entire unpaid principal amount of the Notes, at the Prepayment Price (as defined in Section 4.5) plus interest accrued to and including the Special Prepayment Date. If the Company shall not within 30 days of the giving of such notice have received a written acceptance (which may be by telecopy or other means of telecommunication) of such offer by such holder, such offer shall be deemed to have been rejected by such holder, and the Company shall have no further obligation to prepay the Notes of such holder as a consequence of such Restricted Asset Sale.

         SECTION 4.4. SPECIAL PREPAYMENT UPON CHANGE OF CONTROL. In the event of a Change of Control, the Company shall not less than 15 days prior to such event (or, if prior notice is not possible, immediately following the Company's becoming aware of such Change of Control) give to each holder of any Notes written notice thereof by telecopy confirmed by telephone in accordance with
Section 8, such notice to contain the Company's unconditional and irrevocable offer to prepay, on a date specified therein (the "Special Prepayment Date"), which date shall be not less than 60 nor more than 90 days following the date on which such notice is given, all but not less than all the Notes held by such holder, at the Prepayment Price (as defined in Section 4.5) plus interest accrued to and including the Special Prepayment Date. If the Company shall not within 30 days of the giving of such notice have received a written acceptance (which may be by telecopy or other means of telecommunication) of such offer by such holder, such offer shall be deemed to have been rejected by such holder, and the Company shall have no further obligation to prepay the Notes of such holder and such holder shall be deemed to have consented to the Change of Control, as the case may be.

         SECTION 4.5. MANNER OF MAKING SPECIAL PREPAYMENTS. In the case of any acceptance of an offer to prepay Notes pursuant to Section 4.3 or Section 4.4, the Company shall give a further written notice (a "Prepayment Notice") with respect to such prepayment to each holder accepting the offer not more than 20 days nor less than 10 days prior to the Special Prepayment Date (as defined in Section 4.3 or 4.4, as applicable) specifying (1) the Special Prepayment Date,
(2) the accrued interest to be paid to such holder, (3) the prepayment charge component of the Prepayment Price (assuming, for purposes of such notice only, that the applicable prepayment charge will be that which would be applicable if the Notes were being prepaid on the date of such notice, it being understood, however, that the actual prepayment charge to be paid may vary from the amount specified in such notice), (4) the total amount of the Prepayment Price to be paid to such holder (calculated using the same assumption set forth in the foregoing clause (3)), and (5) the total aggregate principal amount of all Notes (including those of such holder) to be prepaid by the Company. On the Special Prepayment Date, the Company shall prepay the Notes held by such holder at the Prepayment Price plus accrued interest to and including the Special Prepayment Date.

         The term "Prepayment Price" shall mean, with respect to any Notes to be prepaid pursuant to Section 4.3 or 4.4, an amount equal to the sum of (a) either
(i) in the case of a prepayment made pursuant to Section 4.3, the amount specified in the Offer Notice, or (ii) in the case of a prepayment made pursuant to Section 4.4, the entire unpaid principal amount of such Notes, plus (b) a prepayment charge equal to 50% of the prepayment charge which would be payable under Section 4.2, if such Notes were being prepaid on the Special Prepayment Date pursuant to Section 4.2.

         For purposes of this Section 4, any prepayment pursuant to Section 4.3 shall be deemed to have preceded any prepayment pursuant to Section 4.1 or 4.2 occurring on the same day.

         SECTION 4.6. OBLIGATION TO PREPAY AFTER NOTICE. The principal amount of the Notes designated for prepayment in any notice of optional prepayment given pursuant to Section 4.2 or in any Prepayment Notice given pursuant to Section
4.3 or 4.4 shall become due and payable on the date fixed for prepayment, together with accrued interest and the amount of any prepayment charge.

         SECTION 4.7. APPLICATION OF PREPAYMENTS. Each prepayment pursuant to
Section 4.1, 4.2 or 4.3 of less than the entire unpaid amount of all outstanding Notes shall be applied (in multiples of $1,000) pro rata (as nearly as may be, with adjustments to equalize for prior prepayments) to all outstanding Notes according to the respective unpaid principal amounts thereof.

         SECTION 4.8. PRESENTATION OR SURRENDER OF NOTES. Subject to the second paragraph of Section 8, the Company may, as a condition to making any prepayment of a Note, require the holder thereof to present such Note, at the place specified in the Note for payment of the principal thereof, for notation thereon of the amount and date of such prepayment or, if such Note is prepaid in full, to surrender the same at such price.

         SECTION 4.9. NOTE PURCHASE PROHIBITION. Except as permitted by Section 9, the Company will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly acquire any Note, by purchase or prepayment or otherwise, except by way of payment or prepayment thereof by the Company or such Subsidiary or Affiliate in accordance with the provisions of the Notes and of this Agreement.

         SECTION 5. COVENANTS. So long as any amount shall remain outstanding under the Notes, the Company and each Guarantor will, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.1. COMPLIANCE WITH LAWS, ETC. Comply, and cause each Subsidiary of the Company or any Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply would be reasonably likely to result in a Material Adverse Change.

         SECTION 5.2. REPORTING REQUIREMENTS. Furnish to the Lenders:

                  (A) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated and unaudited consolidating (such consolidating statements to be prepared by management of the Company) financial statements of the Company and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by independent certified public accountants selected by the Company and reasonably satisfactory to the Required Lenders, all such financial statements to be prepared in accordance with GAAP.

                  (B) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated and consolidating financial statements of the Company and its Consolidated Subsidiaries for such quarter, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, all such financial statements to be prepared by management of the Company in accordance with GAAP.

                  (C) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Company or any Guarantor by independent certified public accountants in connection with the examination of the financial statements of the Company and the Guarantor made by such accountants.

                  (D) CERTIFICATE OF NO DEFAULT. Simultaneously with the delivery of the financial statements referred to in Section 5.2(A) and (B), a certificate of the President or the Chief Financial Officer of the Company, (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and
                  (2) with computations demonstrating compliance with the covenants contained in Section 5.31.

                  (E) ACCOUNTANTS' REPORT. Simultaneously with the delivery of the annual financial statements referred to in Section 5.2(A), a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

                  (F) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Company, any Guarantor or any Subsidiary of the Company or any Guarantor which, if determined adversely to the Company, such Guarantor or any such Subsidiary would be reasonably likely to result in a Material Adverse Change.

                  (G) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Company with respect thereto.

                  (H) ERISA REPORTS. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Company, any Guarantor or any Subsidiary of the Company or any Guarantor, files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor under ERISA; and as soon as possible after the Company, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Company, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Company or such Guarantor will deliver to the Lenders a certificate of the President or the Chief Financial Officer of the Company or such Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Company or such Guarantor proposes to take with respect thereto.

                  (I) ENVIRONMENTAL NOTICES. Promptly after the receipt thereof, a copy of any claim, summons, charge or other notice to the Company, any Guarantor or any Subsidiary of the Company or any Guarantor regarding compliance (or failure to comply) with any federal, state or local laws governing Hazardous Materials.

                  (J) MATERIAL ADVERSE CHANGE. Promptly, upon the occurrence thereof, notice of a Material Adverse Change.

                  (K) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this
                  Section 5.2.

                  (L) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company, any Guarantor or any Subsidiary of the Company or any Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Company or such Guarantor or any such Subsidiary files with the SEC or any governmental authority which may be substituted therefor, or with any national securities exchange.

                  (M) NOTICE OF AFFILIATES. Promptly after any Person becomes an Affiliate of the Company or any Guarantor (other than if such Person becomes an Affiliate solely by virtue of a member of management of the Company making an investment in such Person), notice to the Lenders of such Affiliate, provided that this clause (M) shall not require the Company or any Guarantor to advise the Lenders of any changes in officers other than executive officers.

                  (N) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Company, any Guarantor or any Subsidiary of the Company or any Guarantor as any Lender may from time to time reasonably request.

         SECTION 5.3. TAXES. Pay and discharge, and cause each Subsidiary of the Company or any Guarantor to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Company, such Guarantor or any such Subsidiary, as the case may be; (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Company, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Company, such Guarantor or any such Subsidiary have been commenced.

         SECTION 5.4. CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary of the Company or any Guarantor to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Company, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain would be reasonably likely to result in a Material Adverse Change.

         SECTION 5.5. MAINTENANCE OF PROPERTIES AND INSURANCE. (i) Keep, and cause each Subsidiary of the Company and any Guarantor to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain, and cause any such Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Company, any Guarantor and any such Subsidiary may operate.

         SECTION 5.6. BOOKS OF RECORD AND ACCOUNT. Keep, and cause each Subsidiary of the Company and any Guarantor to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Company, such Guarantor, and any such Subsidiary.

         SECTION 5.7. VISITATION. At any reasonable time, and from time to time, and upon prior notice, and, provided no Default or Event of Default then exists, not more often than once during any calendar year, permit any Lenders or representatives thereof, to examine and make copies of (except if such copies would result in the loss of any attorney-client or other privilege) and abstracts from the financial and accounting books and records of, and visit the properties of, the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to discuss the affairs, finances and accounts of the Company, any Guarantor or any such Subsidiary with any of the respective officers of the Company, any Guarantor or any such Subsidiary or the Company's, any Guarantor's or such Subsidiary's independent accountants.

         SECTION 5.8. PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply in all material respects, and cause each Subsidiary of the Company or any Guarantor to perform and comply in all material respects, with each of the provisions of each and every agreement the failure to perform or comply with which would be reasonably likely to result in a Material Adverse Change.

         SECTION 5.9. CONTINUED PERFECTION OF LIENS. Record or file, or rerecord or refile any Loan Document or financing statement or any other filing or recording in each and every office where and when necessary to preserve and perfect the security interests of the Loan Documents.

         SECTION 5.10. PENSION FUNDING. Comply in all material respects, and cause each Subsidiary of the Company or any Guarantor to comply in all material respects, with the following and cause each ERISA Affiliate of the Company, any Guarantor or any such Subsidiary to comply with the following: (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502

         (i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

         (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Company, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

         (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

         (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Company, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

         (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

         SECTION 5.11. LICENSES; TRADEMARKS. (i) Maintain at all times, and cause each Subsidiary of the Company or any Guarantor to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof, except for such licenses or permits where the failure to so maintain would not be reasonably likely to result in a Material Adverse Change, and take all steps necessary to maintain the exclusive ownership of, and the rights to, all trademarks and tradenames listed in Exhibit D-8 to this Agreement; provided, however, that the Company and the Guarantors shall not be required to take such steps, including, without limitation the renewal or continuation of trademark or tradename registrations in the United States Trademark Office, if the Company or the applicable Guarantor has provided the Collateral Agent and the Lenders with a written statement giving the reasons why such steps are not necessary and why such failure to maintain such trademark or tradename would not result in a Material Adverse Change.

         (ii) Promptly advise the Collateral Agent and the Lenders of the acquisition or creation, after the date of this Agreement, by the Company or any of its Subsidiaries of any additional or new trademarks or tradenames (the "New Trademarks") and upon the request of the Collateral Agent or the Required Lenders, take, and cause any Subsidiary to take, all steps necessary or desirable to grant to the Collateral Agent, on behalf of the Secured Parties (as such term is defined in the Intercreditor Agreement), and perfect, a security interest in the New Trademarks, including but without limitation, the filing of one or more Trademark Security Agreements in the United States Patent and Trademark Office.

         SECTION 5.12. NEW SUBSIDIARIES. (i) Cause any Subsidiary (other than a Foreign Subsidiary) of the Company or any Guarantor formed after the date of this Agreement to become a Guarantor and to become a party to this Agreement and the Guaranty as a Guarantor.

         (ii) Cause any Foreign Subsidiary which, in the reasonable determination of the Company and its professional advisors, if it became a Guaranteeing Foreign Subsidiary would not result in adverse tax consequences to the Company, to become a Guarantor and to become a party to this Agreement as a Guarantor.

         (iii) Cause each Subsidiary which delivers a Guaranty pursuant to this
Section 5.12 to secure the obligations thereunder by executing a Security Agreement and such other documentation necessary in order to grant to the Collateral Trustee a Lien on all of its tradenames, trademarks, tradename registrations, trademark registrations, trademark applications and trademark licenses.

         SECTION 5.13. NORTH CAROLINA MORTGAGE. (a) Not later than the thirtieth
(30th) day following the Restatement Effective Date, deliver to the Lenders a commitment letter for the North Carolina Mortgage which shall (i) provide for the refinance of the North Carolina Mortgage, (ii) have been accepted by the Company, (iii) be in an amount not less than the then current principal balance of the North Carolina Mortgage and not more than one hundred twenty (120%) percent of the then current principal balance of the North Carolina Mortgage,
(iv) be for a term of not less than three (3) years, (v) have principal amortization on a least a fifteen (15) year "mortgage style" amortization, (vi) be secured solely by the property securing the North Carolina Mortgage and (vi) be otherwise reasonably satisfactory to the Required Lenders.

         (b) Not later than ninety (90) days after the date of the commitment referred to in (a) above, close the refinance of the North Carolina Existing Mortgage.

         SECTION 5.14. CANADIAN MORTGAGE. Not later than thirty (30) days after the date of this Agreement, close the Canadian Mortgage (i) in a principal amount of not more than $1,722,500.00 (Canadian), (ii) with a term of five (5) years, (iii) with principal amortization on a twenty (20) year "mortgage style" amortization and (iv) on such other terms and conditions as are reasonably satisfactory to the Required Lenders.

         SECTION 5.15. LIENS, ETC. Not create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (A) Liens in favor of the Collateral Agent (i) for the benefit of itself, the Agent (as such term is defined in the Bank Credit Agreement), or the Bank Lenders and (ii) for the benefit of the Lenders as provided for herein, in the Security Agreement or the Trademark Security Agreement, as each is in effect as of the Restatement Effective Date;

                  (B) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (C) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (D) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                  (E) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (F) Liens described in Exhibit D-2, which Liens may be renewed, extended or refinanced, without securing any additional Debt and on terms no less favorable to the Company or applicable Guarantor than the original terms (except for the refinancing permitted by clause (K) below, which may be on the terms set forth therein);

                  (G) Judgment and other similar Liens arising in connection with court proceedings (other than any judgment or order or combination of judgments or orders for the payment of money, in excess of $500,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage (subject to deductibles), shall be rendered against the Company, any Guarantor or any Subsidiary of the Company or any Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (H) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Company's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (I) The Canadian Bridge Loan Mortgages, provided that such mortgages shall be satisfied when the Canadian Bridge Loan is repaid;

                  (J) The Canadian Mortgage;

                  (K) The North Carolina Mortgage which may be refinanced in accordance with Section 5.13 of this Agreement; and

                  (L) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

                  (i) Any property subject to any of the foregoing is acquired by the Company or a Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

                  (ii) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred (100%) percent of lesser of cost or fair market value of the property acquired as of the time of the Company or the Guarantor acquiring the same;

                  (iii) Each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

                  (iv) The obligation secured by such Lien is permitted by the provisions of Section 5.16 and the related expenditure is permitted by the provisions of Section 5.31 (B).

         SECTION 5.16. DEBT. Not create, incur, assume, or suffer to exist, any Debt, except:

         (A) Debt of the Company under this Agreement or the Notes;

         (B) Debt described in Exhibit D-2, which Debt may be renewed, extended or refinanced on terms no less favorable to the Company or applicable Guarantor than the original terms (except for the refinancing provided for hereby and as permitted by clause (J) below, which may be on the respective terms set forth herein or therein);

         (C) Subordinated Debt;

         (D) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred and paid in the ordinary course of business;

         (E) Debt of the Company or any Guarantor secured by purchase money Liens permitted by Section 5.15(L);

         (F) Debt incurred under the Bank Loan Agreement in an aggregate amount at any time outstanding not in excess of $47,500,000;

         (G) Intercompany Debt;

         (H) the Canadian Bridge Loan;

         (I) Debt secured by the Canadian Mortgage; and

         (J) Debt secured by the North Carolina Mortgage which may be refinanced in accordance with the provisions of Section 5.13 of this Agreement.

         SECTION 5.17. MERGER. Not merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this Section 5.17, the acquisition or sale by the Company or any Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Company or any Guarantor, provided that (i) the Company may merge with any Guarantor, provided the Company is the surviving entity and (iii) any Guarantor may merge with any other Guarantor.

         SECTION 5.18. SALE OF ASSETS, ETC. Not sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a sale leaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) Permitted Equipment Sales, (iv) the Permitted Real Estate Sale and (v) sales of assets between the Company and a Guarantor or between Guarantors.

         SECTION 5.19. INVESTMENTS, ETC. Not make any Investment other than Permitted Investments.

         SECTION 5.20. TRANSACTIONS WITH AFFILIATES. Except for transactions with the current Chief Executive Officer of the Company, and except as otherwise expressly permitted by this Agreement or except in the ordinary course of business and pursuant to the reasonable requirements of the Company's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or a Guarantor or a Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, provided however, in no event shall the Company or any Guarantor engage in any transaction with a Subsidiary of the Company or a Guarantor which Subsidiary is not a Guarantor.

         SECTION 5.21. PREPAYMENT OF OUTSTANDING DEBT. Not pay, in whole or in part, any outstanding Debt of the Company or a Guarantor, which by its terms is not then due and payable other than (i) Debt owing to the Lenders, (ii) Intercompany Debt, (iii) Revolving Credit Loans (as defined in the Bank Credit Agreement), and (iv) accounts payable and other trade payables.

         SECTION 5.22. GUARANTEES. Not guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Exhibit D-2 annexed hereto; or (iii) guarantees of any Debt permitted under Section 5.16 of this Agreement.

         SECTION 5.23. CHANGE OF BUSINESS. Not materially alter the nature of its business.

         SECTION 5.24. FISCAL YEAR. Not Change the ending date of its fiscal year from December 31.

         SECTION 5.25. MAXIMUM LOSSES; MINIMUM NET INCOME. (i) Not incur a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses, as calculated in accordance with GAAP) greater than $500,000.00 for the fiscal quarter ending March 31, 2000; (ii) not incur a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses, as calculated in accordance with GAAP) for the six (6) month period ending June 30, 2000; and (iii) not incur a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses, as calculated in accordance with GAAP) for any fiscal year.

         SECTION 5.26. ACCOUNTING POLICIES. Not Change any accounting policies, except as permitted by GAAP.

         SECTION 5.27. DIVIDENDS, ETC. Not declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Company or a Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock, except,
(i) any Subsidiary may pay dividends to its shareholder(s), (ii) the Company may pay the Permitted Dividends described in clause (i) of the definition thereof,
(iii) the Company may make the Permitted Stock Repurchases described in clause
(i) of the definition thereof and (iv) provided no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may pay Permitted Dividends described in clause (ii) of the definition thereof and the Company may make Permitted Stock Repurchases described in clause (ii) of the definition thereof.

         SECTION 5.28. CHANGE IN CONTROL. (i) Not permit any Person or "group" (within the meaning of Section 13(d)-3 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission as in effect on the date hereof), other than the members of management of the Company and the directors of the Company, each as in office on the date of this Agreement, to own more than fifty (50%) percent of the outstanding voting securities of the Company.
(ii) Not permit any nominees other than nominees nominated by the existing board of directors of the Company to hold a majority of the seats on the board of directors of the Company.

         SECTION 5.29. HAZARDOUS MATERIAL. The Company, each Guarantor and each Subsidiary of the Company or a Guarantor shall not cause or permit any property owned or occupied by the Company, a Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; nor shall the Company, a Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company, such Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Company, such Guarantor or any such Subsidiary or onto any other property; nor shall the Company, the Guarantors and each such Subsidiary fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, nor fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Company and the Guarantors shall execute any documentation required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Exhibit B to this Agreement.

         SECTION 5.30. LIMITATIONS ON CONSOLIDATED FOREIGN ASSETS AND REVENUES.
(i) Not have more than fifteen (15%) percent of the consolidated assets or revenues of the Company and its Consolidated Subsidiaries be located in, or derived from, locations other than the United States.

         (ii) Not have more than ten (10%) percent of the consolidated assets or revenues of the Company and its Consolidated Subsidiaries be held by, or produced by, any Foreign Subsidiary.

         SECTION 5.31. FINANCIAL REQUIREMENTS. So long as any amount shall remain outstanding under the Notes: (A) Minimum Consolidated Tangible Net Worth. The Company will maintain on the dates set forth below, Consolidated Tangible Net Worth ("CTNW") of not less than the amounts set forth below for the periods set forth below:


Period                                      Minimum CTNW
------                                      ------------
9/30/00                                     The greater of (i) $34,000,000 or
                                            (ii) $1,000,000 in excess of the
                                            actual CTNW as of 12/31/99

12/31/00; 3/31/01;
    6/30/01 and 9/30/01                     The actual CTNW as of 12/31/99  plus
                                            80% of the Company's  Consolidated
                                            Net  Income  for the fiscal
                                            year ending 12/31/00.

12/31/01; 3/31/02;
    6/30/02 and 9/30/02                     The actual CTNW as of 12/31/00  plus
                                            80% of the Company's  Consolidated
                                            Net  Income  for the fiscal
                                            year ending 12/31/01.

12/31/02 to the Maturity Date               The actual  CTNW as of 12/31/01  plus
                                            80% of the  Company's Consolidated
                                            Net  Income  for  the  fiscal   year
                                            ending 12/31/02.

         (B) CONSOLIDATED CAPITAL EXPENDITURES. The Company will not make Consolidated Capital Expenditures in excess of: (i) $10,000,000.00 in the aggregate during the fiscal year of the Company ending December 31, 2000; and
(ii) $8,000,000.00 in the aggregate during any fiscal year thereafter.

         (C) CONSOLIDATED FIXED CHARGE RATIO. The Company will maintain at all times a Consolidated Fixed Charge Ratio of not less than the ratios set forth below for the periods set forth below (to be tested quarterly):

         Period                                                Ratio
         ------                                                -----
         9/30/00 to 12/30/00                                   0.45 to 1.00
         12/31/00 to 12/30/01                                  0.60 to 1.00
         12/31/01 to 12/30/02                                  1.15 to 1.00
         12/31/02 to the Maturity Date                         1.25 to 1.00

     (D) Funded Debt to EBITDA Ratio. The Company will maintain at all times a Funded Debt to EBITDA Ratio of not greater than the ratios set forth below for the periods set forth below (to be tested quarterly):


         Period                                                Ratio
         ------                                                -----
         9/30/00 to 12/30/00                                   5.15 to 1.00
         12/31/00 to 12/30/01                                  4.65 to 1.00
         12/31/01 to 12/30/02                                  3.00 to 1.00
         12/31/02 to the Maturity Date                         2.50 to 1.00


     (E) Consolidated Interest Coverage Ratio. The Company will maintain at all times a Consolidated Interest Coverage Ratio of not less than the ratios set forth below for the periods set forth below (to be tested quarterly):

         Period                                                Ratio
         ------                                                -----
         9/30/00 to 12/30/00                                   0.90 to 1.00
         12/31/00 to 12/30/01                                  1.25 to 1.00
         12/31/01 to 12/30/02                                  2.25 to 1.00
         12/31/02 to the Maturity Date                         2.75 to 1.00


         SECTION 6. DEFINITIONS. The following defined terms have the indicated meanings in this Agreement, unless the context otherwise requires:

         "AFFILIATE" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds twenty (20%) percent or more of any class of voting stock of, or twenty (20%) percent or more of the equity interest in, such Person; or (iii) a Person twenty (20%) percent or more of the voting stock of which, or twenty (20%) or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGREEMENT" means this Loan Agreement, as amended, supplemented or modified from time to time.

         "BANK CREDIT AGREEMENT" means that certain amended and restated loan agreement dated as of February 25, 2000 among the Company, DPI, Parfums, Royce, Broad, Chase Manhattan Bank as Agent and as a lender, and European American Bank, as a lender[, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof].

         "BANK LENDERS" means the lenders from time to time party to the Bank Credit Agreement.

         "BROAD" means 565 Broad Hollow Realty Corp., a New York corporation.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

         "CANADIAN BRIDGE LOAN" means a short term loan to be incurred by the Company in an amount not in excess of $2,650,000.00 (Canadian) for the purchase of the real property and the improvements thereon at 316 Bayview Drive, Barrie, Ontario Canada.

         "CANADIAN BRIDGE LOAN MORTGAGES" means the mortgages or similar Liens on the Company's real property and the improvements thereon at 316 Bayview Drive, Barrie, Ontario, Canada and 25 Morrow Road, Barrie, Ontario, Canada, which mortgages secure the Canadian Bridge Loan.

         "CANADIAN MORTGAGE" means a mortgage or similar Lien on the Company's real property and the improvements thereon at 316 Bayview Drive, Barrie, Ontario, Canada.

         "CAPITAL EXPENDITURES" means as to any Person, the aggregate amount of any expenditures (including purchase money debt and purchase money liens) by such Person for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition and that are required to be capitalized in accordance with GAAP.

         "CAPITAL LEASE" means a lease which has been, or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "CHANGE OF CONTROL" means the acquisition by any Person, other than a member of the present management of the Company, and the Affiliates of such Person of the right to vote, in the aggregate, more than 50% of the Company's common stock or to elect more than 50% of the Board.


         "CHASE LINE OF CREDIT" means the line of credit made available to the Company by Chase, pursuant to that certain line letter dated July 6, 1999.

         "COLLATERAL AGENT" means The Chase Manhattan Bank, or such other Person as may succeed to the position of Collateral Agent, as provided in the Intercreditor Agreement.

         "COMPANY" means the corporation that originally executed this Agreement as Company and any successor or transferee corporation.

         "COMPETITOR" means any Person which is principally engaged in the business of manufacturing cosmetics or pharmaceuticals and whose business substantially competes with the business of the Company.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of the Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, as to any Person, for any period, the EBITDA of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE RATIO" means, as to the Company and its Consolidated Subsidiaries, the ratio of (i) the sum of net income plus interest expense plus income tax expense for the period measured plus depreciation expense plus amortization of intangible assets minus Consolidated Unfunded Capital Expenditures minus Permitted Dividends paid in cash during such period minus Permitted Stock Repurchases to (ii) the sum of the current portion of Consolidated Funded Debt, computed and consolidated in accordance with GAAP (excluding Debt described in clauses (ii), (v) and (vi) of the definition of "Consolidated Funded Debt") plus whether or not included as Current Debt under GAAP (but without duplication), the amount of the Mandatory Reductions required to be made within twelve (12) months of the date of determination under the Bank Credit Agreement and the $4,000,000.00 mandatory prepayments of the Notes required to be made by Section 4.1 within twelve (12) months of the date of determination plus interest expense. The Consolidated Fixed Charge Coverage Ratio shall be measured for the four (4) fiscal quarters then ended, except for the current portion of Consolidated Funded Debt and the Mandatory Reductions, which shall be measured for the next succeeding four (4) fiscal quarters.

         "CONSOLIDATED FUNDED DEBT" means, as to any Person, at any date, any Debt of such Person and its Consolidated Subsidiaries which is (i) indebtedness or liability for borrowed money having an original maturity of one (1) year or more (including the current portion thereof) or which is extendable at the option of the obligor to a date more than one year from the date of such extension, including, in any event, all of the outstanding Revolving Credit Loans as defined in and incurred under the Bank Credit Agreement; (ii) indebtedness or liability for borrowed money under lines of credit extended to such Person or any of its Consolidated Subsidiaries; (iii) the deferred purchase price of property (excluding trade obligations); (iv) obligations as a lessee under Capital Leases; (v) obligations to reimburse a letter of credit issuer for draws under letters of credit; and (v) all liabilities under any preferred stock which, at the option of the holder or upon the occurrence or one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as to any Person, for any period, the ratio of (i) Consolidated EBITDA minus Consolidated Unfunded Capital Expenditures to (ii) consolidated interest expense. The Consolidated Interest Coverage Ratio shall be measured for the four (4) fiscal quarters then ended.

         "CONSOLIDATED NET INCOME" means, with respect to the Company and its Consolidated Subsidiaries, net income for a fiscal year, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED SUBORDINATED DEBT" means, as to any Person, all of the Subordinated Debt of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARIES" means, as to any Person, those Subsidiaries of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.2.

         "CONSOLIDATED TANGIBLE NET WORTH" means, as to any Person, (excluding the effect (positive or negative) of the "Accumulated Other Comprehensive Income
(Loss)" as reflected on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of any date of determination) the excess of (i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill, over (ii) such Person's Consolidated Total Liabilities.

         "CONSOLIDATED TOTAL ASSETS" means, as to any Person, at any date, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries at such date, after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset, other than those permitted under standard cost accounting procedures), computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL LIABILITIES" means, as to any Person, at any date, all of the liabilities of such Person and its Consolidated Subsidiaries at such date, including all items which, in accordance with GAAP would be included on the liability side of the balance sheet (other than capital stock, treasury stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL UNSUBORDINATED LIABILITIES" means, as to any Person, the excess of (i) such Person's Consolidated Total Liabilities over (ii) such Person's Consolidated Subordinated Debt.

         "CONSOLIDATED UNFUNDED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of the Unfunded Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "DPI" means Del Pharmaceuticals, Inc., a Delaware corporation.

         "DEBT" means, as to any Person, all (i) indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations);
(iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person under letters of credit issued for the account of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; (ix) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; and (x) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

         "DEFAULT" means any of the events specified in Section 7 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "EAB LINE OF CREDIT" means that certain line of credit made available to the Company by EAB pursuant to that certain line letter dated June 24, 1999.

         "EBITDA" means, as to any Person, for any period, the sum of (i) net income plus (ii) interest expense plus (iii) income tax expense plus (iv) depreciation expenses plus (v) amortization of intangible assets, all measured and/or calculated for the four (4) fiscal quarters then ended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

         "EVENT OF DEFAULT" means any of the events specified in Section 7 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "FOREIGN SUBSIDIARIES" means, with respect to the Company, those Subsidiaries of the Company which are incorporated, formed or organized outside of the United States.

         "FUNDED DEBT TO EBITDA RATIO" means, as to the Company and its Consolidated Subsidiaries for any period, the ratio of (i) Consolidated Funded Debt (as of the last day of such period) to (ii) Consolidated EBITDA for such period. The Funded Debt to EBITDA Ratio shall be measured for a period covering the four (4) fiscal quarters then ended.

         "GAAP" means Generally Accepted Accounting Principles.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Company and the Required Lenders relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Lenders, of the independent accountants selected by the Company and reasonably satisfactory to the Required Lenders for the purpose of auditing the periodic financial statements of the Company.

         "GUARANTEEING FOREIGN SUBSIDIARIES" means those Foreign Subsidiaries of the Company required to become a Guarantor pursuant to Section 5.12 of this Agreement.

         "GUARANTOR" or "GUARANTORS" means DPI, Parfums, Royce, and Broad, and any other Person required to guarantee the obligations of the Company in accordance with Section 5.12 of this Agreement.

         "GUARANTY" or "GUARANTIES" means the Joint Guaranty dated December 22, 1999 in favor of the Lender made by DPI, Parfums, Royce, and Broad, ratified and confirmed by such parties as of the Restatement Effective Date, as such Joint Guaranty may be amended to include or be affirmed by additional Guarantors, and any and all other guaranties executed and delivered by one or more Guarantors pursuant to Exhibit C or Section 5.12 of this Agreement.

         "HAZARDOUS MATERIALS" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

         "INTERCOMPANY DEBT" means Debt owing by the Company to any Guarantor or from any Guarantor to the Company or from any Guarantor to any other Guarantor.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement dated of even date herewith among the Collateral Agent, the Agent, the Lenders and the Bank Lenders, and acknowledged by the Company.

         "INVESTMENT" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

         "LENDER or LENDERS" shall have the meaning assigned thereto in the introductory paragraphs hereof.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Intercreditor Agreement, the Security Agreements, the Trademark Security Agreements, and any other document executed or delivered pursuant to this Agreement.

         "MATERIAL ADVERSE CHANGE" means, as to the Company alone, DPI alone, any other Guarantor which has revenues or assets representing more than ten (10%) percent of the Company's consolidated revenues or assets (a "Material Guarantor") or the Company and its Consolidated Subsidiaries taken as a whole,
(i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of the Company alone, DPI alone, a Material Guarantor alone, or the Company and its Consolidated Subsidiaries taken as a whole (provided that the elimination of the inter-company payable between the Company and DPI shall not, by virtue of such elimination alone, be deemed a Material Adverse Change in either the Company or DPI) or (ii) any event or occurrence which could have a material adverse effect on the ability of the Company alone, DPI alone, a Material Guarantor alone, or the Company and its Consolidated Subsidiaries taken as a whole to perform its or their obligations under the Loan Documents.

         "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Company or any ERISA Affiliate.

         "NORTH CAROLINA EXISTING MORTGAGE" means the mortgage Lien existing on the date of this Agreement on the Company's real property and the improvements thereon at 1830 Carver Drive, Rocky Point, North Carolina.

         "NOTES" shall have the meaning assigned thereto in the introductory paragraphs of this Agreement.

         "OFFICER'S CERTIFICATE" means a certificate signed by the chief executive officer or the chief financial officer of the Company, provided that the Officer's Certificates delivered pursuant to Exhibit C must be signed by the chief executive officer.

         "ORIGINAL LOAN AGREEMENT" shall have the meaning assigned thereto in the introductory paragraphs of this Agreement.

         "ORIGINAL NOTES" shall have the meaning assigned thereto in the introductory paragraphs of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PARFUMS" means Parfums Schiaparelli, Inc., a New York corporation.

         "PERMITTED DIVIDENDS" means, with respect to the Company, the payment of (i) any dividend payable in stock of the Company or (ii) subject to the proviso at the conclusion hereof, cash dividends which, in any fiscal year of the Company, do not exceed, in the aggregate, fifteen (15%) percent of the Company's Consolidated Net Income for such fiscal year; provided, however, (x) no Default or Event of Default shall have occurred and be continuing or shall result from the payment of such cash dividend and (y) the Company shall have provided to the Agent and the Lenders evidence that its Funded Debt to EBITDA Ratio as of the end of the immediately preceding fiscal quarter, and after giving effect to the paying of such cash dividend, does not, and will not, exceed 3.50 to 1.00.

         "PERMITTED EQUIPMENT SALES" means sales by the Company or its Consolidated Subsidiaries of equipment in an aggregate principal amount not exceeding $500,000.00 during any fiscal year.

         "PERMITTED INVESTMENTS" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) tax exempt securities rated Prime 2 or better by Moody's Investor Services, Inc. or A-1 or better by Standard & Poor's Corporation; (vi) loans or advances between the Company and a Guarantor or between Guarantors; (vii) deposits in, and other investments made available by any Lender; (viii) investments in, or loans or advances to, wholly owned domestic Subsidiaries, provided that any such investment, loan or advance made after the date of this

Agreement shall be made only in a domestic Subsidiary which is a Guarantor; (ix) investments in, or loans or advances to, Foreign Subsidiaries, provided any such single investment (valued at cost), loan or advance shall not exceed $10,000,000.00 and all such investments (valued at cost), loans and advances shall not exceed $12,500,000.00; and (x) loans or advances to employees of the Company or a Guarantor which do not exceed $2,000,000.00 in the aggregate at any time.

         "PERMITTED REAL ESTATE SALE" means the sale by the Company of its real property and the improvements thereon located at 25 Morrow Road, Barrie, Ontario, Canada, provided that the gross sale price shall be approximately $1,000,000.00 (Canadian) and provided further that the net proceeds of such sale shall be applied to partially repay the Canadian Bridge Loan.

         "PERMITTED STOCK REPURCHASES" means, with respect to the Company, (i) transactions in which (x) the Company's common stock is transferred to the Company by a current or former employee of the Company or any of its Subsidiaries in an amount equal to the consideration payable to such employee upon the exercise of stock options held by such employee or (y) the Company's common stock is transferred to the Company by an employee in an amount equal to the withholding tax liability for such employee resulting from the exercise of such stock option rights by such employee, provided that the amount paid by the Company for transactions described in clause (y) (net of the related tax benefit received by the Company for such transaction) shall not exceed $250,000.00 in the aggregate during any fiscal year of the Company or (ii) the repurchase of common stock of the Company from participants in the Del Laboratories, Inc. Employee Stock Ownership Trust (the "ESOT") and from the ESOT.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

         "PLAN" means any employee benefit plan established, maintained, or to which contributions have been made by the Company or any ERISA Affiliate.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

         "REGULATION T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

         "REQUIRED LENDERS" means Lenders holding at least 51% of the aggregate unpaid principal amount of all Notes at the time outstanding. For the purpose of determining whether the holders of outstanding Notes of the requisite unpaid principal amount at any time have taken any action authorized by this Agreement, any Notes owned by the Company or any Affiliate of the Company shall not be deemed outstanding.

         "ROYCE" means Royce & Rader, Inc., a Delaware corporation.

         "SEC" means the Securities and Exchange Commission or any governmental body succeeding to such of its authority as may from time to time be relevant to this Agreement and the transactions contemplated hereby.

         "SECURITY AGREEMENT" or "SECURITY AGREEMENTS" means, one or more, as the context requires, of the security agreement or security agreements to be executed and delivered pursuant to Exhibit C or Section 5.12 of this Agreement.

         "SUBORDINATED DEBT" means Debt of any Person, the repayment of which the obligee has agreed in writing, on terms which have been approved by the Required Lenders in advance in writing, shall be subordinate and junior to the rights of the Lenders with respect to Debt owing from such Person to the Lenders.

         "SUBSIDIARY" means, as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture or similar entity, of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

         "TRADEMARK SECURITY AGREEMENT" or "Trademark Security Agreements" means one or more, as the context requires, of the trademark security agreements to be executed and delivered pursuant to Exhibit C and Section 5.11 of this Agreement.

         "TREASURY YIELD" means, with respect to any Note to be prepaid pursuant to Section 4.2, 4.3 or 4.4, or which shall have been declared to be or become immediately due and payable pursuant to Section 7.1, the yield to maturity reported (for the latest day for which such yields shall have been so reported as of 10:00 a.m. (New York City time) on the business day next preceding the scheduled date of prepayment or the date of acceleration of such Note (such scheduled date or date of acceleration being called the "Settlement Date")) by Telerate Systems (or any successor or comparable service selected by the holders of the Notes which are being prepaid or which have been accelerated, if such report by Telerate Systems is unavailable) for actively traded U.S. Treasury securities having a maturity closest to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) as of such Settlement Date (A) of such Note, in the case of a prepayment in full or acceleration of such Note, or (B) of the principal of such Note that is to be prepaid (any partial prepayment being deemed applied in satisfaction of required payments and prepayments of principal in inverse chronological order of their due dates), in the case of a partial prepayment pursuant to Section 4.2.

         "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures financed other than by the incurrence of Debt.

         "YEAR 2000 ISSUE" means the risk of failure of computer software, hardware and firmware systems and equipment containing embedded computer chops to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000. SECTION 6.1.
 ....Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP. For purposes of determining compliance with the financial covenants set forth in Sections 5.25 and 5.31, such financial covenants shall be calculated, excluding the impact of the adoption of the Proposed Statement of Financial Accounting Standards entitled "Business Combinations and Intangible Assets", which, if issued as a final Statement, would require the Company to write-off the carrying value of goodwill (which is currently approximately $6.3 million) that is currently being accounted for in accordance with Accounting Research Bulletin No. 43, Chapter 5, "Intangible Assets", in the first interim or annual period ending after the issuance date of the Statement. The effect of the write-off would be reported as a cumulative effect of a change in accounting principle in the Company's statement of operations.

         SECTION 7. REMEDIES.

         SECTION 7.1. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether it shall be voluntary or involuntary or occur or be effected by operation of law or otherwise):

                  (A) the Company defaults in the payment or prepayment when due of any principal of, or prepayment charge on, any Note,

                  (B) the Company defaults for at least five business days in the payment when due of any interest on any Note,

                  (C) the Company defaults in the observance of any agreement contained in Sections 5.15, 5.16, 5.17, 5.18, 5.22, 5.25,
                  5.27, 5.30, and 5.31.

                  (D) the Company defaults in the observance of any other agreement or covenant in this Agreement and shall not have remedied the default within 30 days after written demand to remedy the same has been given to the Company by the holder of any Note,

                  (E) the Company, any Guarantor or any Subsidiary shall not pay (or otherwise satisfy on terms consistent with the terms of this Agreement) any other Debt in an aggregated principal amount exceeding $500,000 when due, or any condition shall exist permitting other Debt of the Company, any Guarantor or any Subsidiary in an aggregate principal amount exceeding $500,000 to become or be declared due prior to its stated maturity, except, however, a condition in respect of a Guarantee of the Company, any Guarantor or any Subsidiary if the Company, such Guarantor or such Subsidiary shall duly perform its obligations under such Guarantee,

                  (F) the Company, any Guarantor or any Subsidiary shall (1) be generally not paying its debts as they become due, (2) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (3) make any assignment for the benefit of its creditors, (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (5) be adjudicated insolvent or be liquidated, or (6) take corporate action for the purpose of any of the foregoing,

                  (G) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, any Guarantor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise, to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any Subsidiary, or if any petition for any such relief shall be filed against the Company, any Guarantor or any Subsidiary and such petition shall not be dismissed within 60 days,

                  (H) final judgment shall be rendered against the Company, any Guarantor or any Subsidiary for the payment of money in excess of $500,000, and such judgment shall not be discharged or execution thereon stayed pending appeal, within 30 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires,

                  (I) any material representation or warranty heretofore or hereafter made by or on behalf of the Company herein or in any certificate or other writing delivered under or pursuant to this Agreement or in connection with any provision hereof or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made, or

                  (J) any Guaranty shall cease, other than in accordance with its terms, to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any Guarantor, or any Guarantor or the Company asserts any of the foregoing in writing or before any court or governmental authority, then (i) upon the occurrence of any Event of Default described in subsection (F) or (G) with respect to the Company (other than such an Event of Default described in subsection (F)(1) or described in subsection (F)(6) by virtue of the reference in such clause (6) to such clause (1)), the unpaid principal amount of the Notes, together with the accrued interest thereon and, to the extent permitted by law, an amount equal to 50% of the prepayment charge that would be payable if the Company were prepaying the Notes at the time pursuant to
Section 4.2, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, or (ii) upon occurrence of any other Event of Default, the holder or holders of at least 66-2/3% of the unpaid principal amount of the Notes at the time outstanding (subject to the last paragraph of Section 9) may, by written notice to the Company, declare all of the Notes to be, and the same shall forthwith become due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, an amount equal to 50% of the prepayment charge that would be payable if the Company were prepaying the Notes at the time pursuant to Section 4.2, provided that, during the existence of an Event of Default described in Subsection (A) or (B) with respect to any Note, the holder of such Note may, by written notice to the Company, declare such Note to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, an amount equal to 50% of the prepayment charges that would be payable if the Company were prepaying such Note at the time pursuant to Section 4.2. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, each other holder of any Note may, by written notice to the Company, declare the principal of all Notes held by it to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, an amount equal to 50% of the prepayment charge that would be payable if the Company were prepaying the Notes at the time pursuant to Section 4.2. Nevertheless, if at any time after acceleration of the maturity of any Note or Notes, the Company shall pay all arrears of interest and all payments on account of the principal and prepayment charge which shall have become due otherwise than by acceleration (with interest on principal and prepayment charge and, to the extent permitted by law, on overdue interest, at the rate specified in the Notes) and all Events of Default (other than non-payment of principal of and accrued interest on the Notes, an amount equal to prepayment charges as aforesaid, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 9, then the holder or holders of at least 66-2/3% of the unpaid principal amount of the Notes at the time outstanding (subject to the last paragraph of Section 9) by written notice to the Company, may rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon.

         SECTION 7.2. OTHER REMEDIES. If any Default or Event of Default shall= have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy is intended to be exclusive and each remedy shall be cumulative.

         If the Company shall default in the payment of principal of, or interest or prepayment charge on, any Note, or shall default in the performance or observance of any agreement contained in this Agreement, it will pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder's rights, including reasonable counsel fees.

         SECTION 7.3. NOTICE OF ACCELERATION. If the maturity of any Note shall be accelerated as provided in Section 7.1, the Company will give written notice thereof to the holders of all outstanding Notes within one business day.

         SECTION 8. COMMUNICATIONS; PAYMENT OF NOTES. All communications provided for hereunder shall (except as otherwise provided by Section 4.3 and 4.4) be delivered, or mailed (by first-class mail, postage prepaid), addressed
(A) if to the Lender, at the Lender's address for the purpose thereof provided in Schedule I, (B) if to any other Person who is the holder of a Note, at the address of such Person for the purpose thereof as it appears on the register of the Company maintained under Section 10, (C) if to the Company or any Guarantor, c/o Del Laboratories, Inc., at 565 Broad Hollow Road, Farmingdale, NY 11735,
Attention: Chief Financial Officer, with a copy to Del Laboratories, Inc. at 178 EAB Plaza, 8th Floor, Uniondale, NY 11556, Attention: General Counsel. Any address may be changed from time to time and shall be the most recent address furnished in writing (1) if by any Lender or any other holder of a Note, to the Company, or (2) if by the Company, to each Lender and to each holder of a Note. Any communication shall be deemed to have been given when delivered or mailed, as the case may be.

         The Company agrees that, so long as any Lender or its nominee holds any Note and notwithstanding any provision hereof or of the Notes to the contrary, it will pay all sums becoming due thereon for principal, prepayment charge and interest to such Lender in the manner provided for the Lender in Schedule I or in such other manner as such Lender may designate to the Company in writing, without presentation of the Notes. Each Lender agrees that if it sells or transfers any Note held by it, (i) such sale shall be made in compliance with all applicable Federal and state securities laws, (ii) prior to such disposition it will make a notation thereon of all principal payments previously made, and
(iii) it will not sell or transfer a Note to any Competitor. The Company agrees that the provisions of this paragraph shall inure to the benefit of any other institutional holder of any such Note which shall have agreed to comply with the requirements of this paragraph.

         SECTION 9. FIRST OFFER UPON TRANSFER OF NOTES. In the event that any holder of a Note (a "Proposed Transferor") should wish to transfer its Note, or any portion thereof, to another Person in a transaction which would result in there being more than four holders of the Notes, the Proposed Transferor shall, before making such transfer, deliver to the Company an offer (the "Offer") to sell to the Company the Proposed Transferor's Note, or such portion of the Note as the Proposed Transferor wishes to transfer. The Offer shall state the purchase price upon which the Proposed Transferor will sell the Note, or portion thereof, to the Company and shall remain open and irrevocable for a period of 30 days from the date of its delivery (the "Offer Period"). The Company may accept the Offer by delivering to the Proposed Transferor within the Offer Period a written notice of acceptance together with the purchase price specified in the Offer in immediately available funds. In the event that the Company does not accept the offer within the Offer Period, the Proposed Transferor shall be free to sell or transfer its Note, or the portion thereof specified in the Offer, to any Person for a purchase price not less than nine-five percent (95%) of the purchase price specified in the Offer for a period of 90 days following the expiration of the Offer Period subject to the restrictions contained in Section 8 hereof. Any portion of the Note not sold or transferred by the Proposed Transferor during the 90 day period shall, at the expiration thereof, become subject again to the transfer restrictions specified in this Section.

         Any Note, or portion thereof, acquired by the Company pursuant to this Section shall be immediately canceled. Neither the Company nor any of its affiliates shall ever be deemed to be a holder of any Notes and no Notes acquired or held by the Company or its affiliates shall be considered in calculating the ownership of the Notes.

         SECTION 10. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any provision of this Agreement or of the Notes may be amended or waived if the Company shall obtain the written agreement thereto of the holder or holders of at least 66-2/3% of the unpaid principal amount of the Notes at the time outstanding, except that, without the written agreement of the holder or holders of all the Notes at the time outstanding, no such amendment or waiver shall extend the maturity of any Note or reduce the principal of, or the rate of interest or any prepayment charge payable with respect to, any Note, or affect the time or amount of any required prepayment or interest payment or reduce the percentage of the unpaid principal amount of the Notes required with respect to any amendment or waiver. Each holder of the Notes at the time or thereafter outstanding shall be bound by any such amendment or waiver, whether or not a notation thereof shall have been placed on the Note.

         No course of dealing between the Company and any Lender or the holder of any Note, and no delay in exercising any rights hereunder or under any Note, shall imply or otherwise operate as a waiver of any rights of any Lender or the holder of any Note.

         SECTION 11. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Company will keep at its principal office a register in which it will provide for the registration and registration of transfer of Notes, at its own expense (excluding transfer taxes). If any Note is surrendered at said office or at the place of payment named in the Note for registration of transfer or exchange (accompanied in the case of registration of transfer by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the holder), the Company, at its expense, will deliver in exchange one or more new Notes in any denominations (multiples of $1,000), as requested by the holder, for the aggregate unpaid principal amount. Any Note or Notes issued in a transfer or exchange shall carry the same rights to interest (unpaid and to accrue) carried by the Note or Notes so transferred or exchanged so that there will not be any loss or gain of interest on the Note or Notes surrendered. Each holder of a Note shall promptly inform the Company of the transfer or assignment of such Note, or any portion thereof.

         SECTION 12. LOST NOTES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it (any Lender's or any other institutional holder's undertaking to be satisfactory indemnity in case of loss, theft or destruction of any Note owned by such Lender or by such other institutional holder), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will pay any unpaid principal, interest and prepayment charge then or theretofore due and payable on such Note and will deliver in lieu of such Note a new Note for the remaining unpaid principal amount thereof and carrying the same rights to interest (unpaid and to accrue).

         SECTION 13. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated are consummated, to pay all expenses incident to the loans and related transactions and also in connection with any future amendment of, or waiver under or with respect to (whether or not given), this Agreement or any of the Notes, including in each case, without limitation, any printing costs, and fees and expenses of Lenders' special counsel and of Lender's local counsel, if any, for services to the Lenders in connection with the loans and such other matters, and to reimburse each Lender for any out-of-pocket disbursements for payment of the expenses mentioned.

         The Company will also pay all taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement or of any of the Notes (but not their transfer) or of any amendment of, or waiver under or with respect to, this Agreement or of any of the Notes and will save each Lender and all subsequent holders of the Notes harmless from any loss or liability resulting from nonpayment or delay in payment of any such tax.

         The obligations of the Company under this Section shall survive the payment of the Notes.

         SECTION 14. CONFIDENTIAL INFORMATION. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to

         (i) such holder's directors, officers, employees, agent and professional consultants (other than a Competitor),

         (ii) any other holder of any Note (other than a Competitor),

         (iii) any Person (other than a Competitor) to which such holder offers to sell such Note or any part thereof,

         (iv) any Person (other than a Competitor) to which such holder sells or offers to sell a participation in all or any part of such Note,

         (v) any federal or state regulatory authority having jurisdiction over such holder,

         (vi) the National Association of Insurance Commissioners or any similar organization, or

         (vii) any other Person to which such delivery or disclosure may be necessary or appropriate

                  (1) in compliance with any law, rule, regulation or order applicable to such holder,

                  (2) in response to any subpoena or other legal process,

                  (3) in connection with any litigation to which such holder is a party, or

                  (4) in order to protect such holder's investment in such Note.

         The Lenders agree that any information concerning the Company or any Subsidiary that has been supplied to them by the Company and conspicuously identified in writing by the Company as confidential, and which is not information available to or obtainable by the public, shall be treated as confidential by the Lenders in accordance with the procedures and standards that the Lenders generally apply to information of a confidential nature. Any Lender who discloses confidential information to any Person described in subsections
(iii), (iv), or (vii) shall promptly advise the Company of such disclosure.

         The Company's sole remedy for any breach by a Lender of its obligation under this Section shall be limited to obtaining injunctive relief against further disclosures of confidential information. The Company may not raise any Lender's breach of its obligations under this Section as a defense, counterclaim or basis for setoff in any action brought against the Company to enforce a holder's rights under its Note or under this Agreement.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the Company and each Lender, and their respective successors and assigns, whether or not so expressed; provided, however, that the benefits of Sections 8 (the second paragraph thereof), 12 (as to satisfactory indemnity) and 13 shall be limited as specifically provided therein, except that any other institutional investor which is a holder of any of the Notes shall be entitled to the rights and benefits thereunder as if it were a Lender.

         SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and of the Notes, regardless of any investigation at any time made by any Lender or on its behalf. All statements contained in any certificate or other instrument delivered by or on behalf of the Company hereunder or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company hereunder.

         SECTION 17. GOVERNING LAW. The Note, this Agreement and (unless otherwise provided) all amendments, supplements, waivers and consents relating thereto or hereto shall be governed by the laws of the State of New York (without regard to the conflict of law provisions thereof).

         SECTION 18. REAFFIRMATION, RESTATEMENT AND WAIVERS. This Agreement constitutes an amendment and restatement of the Original Loan Agreement and the indebtedness evidenced by the Original Loan Agreement is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the indebtedness evidenced by the Original Loan Agreement except to the extent provided herein, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of any Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

         SECTION 19. TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL. The security interests granted under the Security Agreement shall terminate and all rights to the Collateral (as defined therein) shall revert to the Loan Parties (as defined therein) upon the earlier to occur of (i) payment in full of all Obligations (as defined therein) (except for unmatured contingent Obligations, as defined therein) and the termination of all commitments to make further extensions of credit to any Loan Party under the Bank Credit Agreement, including without limitation, the issuance of any letters of credit and (ii) the satisfaction of each of the following conditions: (x) no Event of Default shall have occurred and be continuing prior to or after giving effect to such release of the Collateral, (y) the Total Commitment (as defined in the Bank Credit Agreement) shall have been permanently reduced to at least $22,500,000 and (z) the Funded Debt to EBITDA Ratio for the immediately preceding four (4) fiscal quarters is less than or equal to 2.00 to 1.0. Upon termination of the security interests or release of any Collateral, the Collateral Agent will, at the expense of the Loan Parties, execute and deliver to the Loan Parties such documents as the Loan Parties shall reasonably request to evidence the termination of the security interests or the release of such Collateral, as the case may be.

         In the event that the security interest of the Collateral Agent shall be released pursuant to and in accordance with the terms and provisions of this
Section 19, the Lenders hereby agree on a good faith basis to discuss and consider changes and modifications to the negative financial covenants or restrictions contained herein to the extent such changes and modifications are made to the related terms and provisions of the Bank Credit Agreement or any replacement thereto.

         IN WITNESS WHEREOF, the Company, each Guarantor and each Lender have executed this Agreement as of the day and year first above written.

                              DEL LABORATORIES, INC.


                              By /s/ Enzo Vialardi
                                 -------------------------
                                 Executive Vice President and Chief Financial
                                 Officer


                              DEL PHARMACEUTICALS, INC.



                              By /s/ Enzo Vialardi
                                 --------------------------
                                 Executive Vice President and Chief Finncial
                                 Officer


                              PARFUMS SCHIAPARELLI, INC.


                              By /s/ Enzo Vialardi
                                 ---------------------------
                                 Executive Vice President and Chief Financial
                                 Officer


                              ROYCE & RADER, INC.


                              By /s/ Enzo Vialardi
                                 ---------------------------
                                 Executive Vice President and Chief Financial
                                 Officer


                              565 BROAD HOLLOW REALTY CORP.

                              By /s/ Enzo Vialardi
                                 ---------------------------
                                 Executive Vice President and Chief Financial
                                 Officer

             JACKSON NATIONAL LIFE INSURANCE COMPANY

             BY:  PPM AMERICA, INC., AS ATTORNEY IN FACT,
             ON BEHALF OF JACKSON NATIONAL LIFE INSURANCE COMPANY


             BY: /s/ James Young
                 -----------------------
                 James Young
                 Managing Director

                                    EXHIBIT A

                             DEL LABORATORIES, INC.

                              Amended and Restated

                        9.5% Senior Note Due May 31, 2005


                                                               February 25, 2000
No. N-3                                                       New York, New York
                                                                PPN 245901 B# 9


         DEL LABORATORIES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Jackson National Life Insurance Company or its registered assigns, on or before May 31, 2005, the principal sum of FORTY MILLION DOLLARS ($40,000,000) (or so much thereof as shall not have been prepaid) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof from the date hereof at the rate of 9.5% per annum, semiannually on November 30 and May 31 in each year, until such principal sum shall have become due and payable (whether at maturity, at a required prepayment date, or otherwise) and to pay on demand interest at the rate of 11.5% per annum on any overdue principal and on any prepayment charge and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof, until the obligation of the Company with respect to the payment thereof shall be discharged. Payments of principal, prepayment charges, and interest shall be made in lawful money of the United States of America upon presentation hereof at the office of the Company at 565 Broad Hollow Road, Farmingdale, New York 11735, or at such other place as the holder hereof shall have designated to the Company in writing.

         This Note is one of the Notes of the Company, aggregating $40,000,000 in original authorized principal amount, arising out of the Amended and Restated Loan Agreement dated as of February 25, 2000 (the "Loan Agreement"), entered into by the Company with the lenders named therein. This Note amends and restates the promissory notes having an original aggregate principal amount of $40,000,000 issued under and pursuant to the Loan Agreement dated May 26, 1993, as amended (the "Original Notes") and replaces such Original Notes in their entirety. The indebtedness evidenced by the Original Notes is continuing indebtedness evidenced by this Note, and nothing herein shall be deemed to constitute a payment, settlement or novation of the indebtedness evidenced by the Original Notes. The holder of this Note is entitled to enforce the provisions of such Loan Agreement and to enjoy the benefits thereof.

         The Company is required by such Loan Agreement to prepay this Note on May 31, 2001, and on each May 31 thereafter to and including May 31, 2004, as long as this Note is outstanding. The Company may, at its election, prepay this Note, in whole or in part, and may under certain circumstances be required to prepay this Note in whole, and the maturity hereof may be accelerated by the holder of this Note or by holders of a percentage of the Notes outstanding following an Event of Default, all as provided in such Loan Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration.

         Transfer of this Note is registrable on the note register of the Company upon presentation at the principal office of the Company, accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, or on behalf of, the holder hereof. This Note may also be exchanged at such offices for one or more Notes in any denominations (multiples of $1,000), as requested by the holder, of a like aggregate unpaid principal amount.

         The transfer of this Note is subject to certain restrictions set forth in Sections 8 and 9 of the Loan Agreement.

         Prior to due presentment for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal and prepayment charges and interest as herein provided and for all other purposes.


                                    DEL LABORATORIES, INC.


                                    ----------------------------------
                                    By:
                                    Its:

                                    EXHIBIT B

                                 REPRESENTATIONS


PART ONE - REPRESENTATIONS BY THE COMPANY

         SECTION B-1. GOOD STANDING OF THE COMPANY, GUARANTORS AND SUBSIDIARIES; AUTHORIZATION. The Company, each Guarantor and each Subsidiary of the Company or any Guarantor are each a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in all other jurisdictions where the failure to so qualify would be reasonably likely to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Notes have been duly authorized by all necessary proceedings on the part of the Company.

         SECTION B-2. COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the Notes will not result in any breach of, constitute a default under or result in the creation of any Lien in respect of any property of the Company, any Guarantor or any Subsidiary pursuant to, the charter or by-laws of the Company, any Guarantor or any Subsidiary, or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Company, any Guarantor or any Subsidiary, other than the Liens created pursuant to the Loan Documents. Neither the Company, any Guarantor nor any Subsidiary is in violation of any term of its charter or by-laws, or of any term of any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it, the violation of which might materially adversely affect the business, operations, properties or financial position of the Company, the Guarantors and Subsidiaries, taken as a whole. Neither the nature of the Company, any Guarantor nor any Subsidiary, nor of any of their respective businesses or properties, nor any relationship between the Company, any Guarantor or any Subsidiary and any other Person is such as to require any consent, approval or other action by, or any notice to, or filing with, any Person in connection with the execution and delivery of this Agreement or fulfillment of, or compliance with, the terms and provisions hereof or thereof, other than such consents, approvals, actions, notices or filings which (i) have been duly obtained or made on or prior to the Restatement Effective Date and are set forth in an Officer's Certificate delivered to you on the Restatement Effective Date, or (ii) are to be made pursuant to the Security Agreement after the Restatement Effective Date.

         SECTION B-3. BUSINESS, PROPERTIES, FINANCIAL AND OTHER INFORMATION REGARDING THE COMPANY. The Company has delivered to each Lender copies of the documents listed in Exhibit D and makes the representations that follow:

                  (A) Section D-1 lists all reports and proxy statements required to be filed by the Company with the SEC since November 14, 1999.

                  (B) Section D-2 sets forth a correct and complete list and description of all Debt of the Company, any Guarantor and each Subsidiary, any Liens securing such Debt, and any Guaranties outstanding or existing on the date there stated.

                  (C) Section D-3 contains a correct and complete list of the Company's Subsidiaries.

                  (D) Section D-4 lists all insurance policies carried by the Company, the Guarantors and Subsidiaries.

         SECTION B-4. SHARES OF SUBSIDIARIES. All the outstanding shares of the Subsidiaries shown in Section D-3 as being owned by the Company or by any of its Subsidiaries have been validly issued, are fully paid and nonassessable and are free and clear of any Liens. No Subsidiary of the Company owns any shares of the Company.

         SECTION B-5. TAXES. The Company, each Guarantor and each Subsidiary of the Company or any Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, unless and only to the extent that (i) such taxes are being contested in good faith and by appropriate proceedings by the Company, such Guarantor or any such Subsidiary, as the case may be; (ii) there are adequate reserves therefor in accordance with GAAP entered on the books of the Company, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Company, such Guarantor or any such Subsidiary have been commenced.

         SECTION B-6. ENCUMBRANCES. The Company, each Guarantor and each Subsidiary has good and marketable title to its real properties and good and merchantable title to each of its other properties as are reflected in the audited balance sheet contained in the Company's Form 10-K for the fiscal year ended December 31, 1998 (except as sold or otherwise disposed of in the ordinary course of business) and, except as permitted by Section 5.15, all properties of the Company, the Guarantors and Subsidiaries are free and clear of all Liens.

         SECTION B-7. MATERIAL ADVERSE CHANGES. The consolidated financial statements of the Company and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998, and for the nine (9) month period ended September 30, 1999 copies of each of which have been furnished to the Lenders, (i) fairly present in all material respects the financial condition of the Company and its Consolidated Subsidiaries as at such dates and the results of operations of the Company and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject, in the case of the interim financial statements, to year end adjustments and the absence of footnotes, (ii) between December 31, 1998 and the date of this Agreement there has been (x) no material increase in the consolidated liabilities of the Company and its Consolidated Subsidiaries, other than increases in liabilities resulting solely from increased borrowings under the Bank Credit Agreement, the Chase Line of Credit or the EAB Line of Credit and (y) no Material Adverse Change and (iii) except as disclosed on such financial statements or the notes thereto, there are no undisclosed liabilities of the Company or any of its Consolidated Subsidiaries, contingent or otherwise required to be disclosed therein.

         SECTION B-8. OFFERING OF NOTES. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Lenders and three other institutional investors. Neither the Company nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act of 1933, as amended.

         SECTION B-9. COMPLIANCE WITH FEDERAL RESERVE BOARD REGULATIONS. No part of the proceeds of the loans made hereunder were used, and no part of the proceeds of any loan repaid with the proceeds of the loans made hereunder were used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation T, U or X (other than the repurchase of shares of Common Stock of the Company). The assets of the Company and its Subsidiaries do not include any margin stock (other than shares of the Company's common stock presently held in its treasury), and neither the Company nor any of its Subsidiaries has any present intention of acquiring any margin stock.

         SECTION B-10. ERISA. No employee benefit plan established or maintained by the Company or by any of its Subsidiaries or to which either the Company or any of its Subsidiaries has made contributions, which is subject to Part 3 of Subtitled B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has any material accumulated funding deficiency (as defined in such Act), and neither the Company nor any of its Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") or any other governmental entity or agency with respect to any such plan. The Company and each of its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or from any other governmental agency or entity. The consummation of the transaction provided for in this Agreement and the compliance by the Company with the provisions hereof and the Notes issued hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986.

         SECTION B-11. INVESTMENT COMPANY ACT. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION B-12. FOREIGN ASSETS CONTROL REGULATIONS. Neither the borrowing by the Company hereunder nor its use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Transactions Regulations, the Iranian Assets Control Regulations or the Libyan Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Charter V, as amended) or any regulation or ruling issued under Executive Order Nos. 12543, 12722, 12724, 12775, 12779, 12708 or 12810.

         SECTION B-13. PENDING LITIGATION. Schedule D-5 lists all actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body. None of such actions, suits, proceedings or investigations will materially adversely affect the enforceability of this Agreement or the Notes. None of such actions, suits, proceedings or investigations, individually or in the aggregate, could reasonably be expected to materially adversely affect the business, operations, properties or financial position of the Company and its Subsidiaries, taken as a whole.

         SECTION B-14. SOLVENCY. After giving effect to the execution of this Agreement, the Bank Credit Agreement and availability of the Total Commitment (as defined in the Bank Credit Agreement), (i) The fair value of the assets of
(x) the Company and its Consolidated Subsidiaries, on a consolidated basis and
(y) the Company and DPI, each singularly, exceeds, in each case, their debts and liabilities (subordinated, contingent or otherwise); (ii) the present fair saleable value of the property of (x) the Company and its Consolidated Subsidiaries, on a consolidated basis and (y) the Company and DPI, each singularly, is, in each case, greater than the amount required to pay the probable liability of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities mature; (iii) (x) the Company and its Consolidated Subsidiaries, on a consolidated basis and (y) the Company and each Guarantor singularly, is, in each case, able to pay their debts and liabilities (subordinated, contingent or otherwise) as such debts and liabilities mature; and (iv) (x) the Company and its Consolidated Subsidiaries, on a consolidated basis and (y) the Company and each Guarantor singularly, do not have, in each case, unreasonably small capital to conduct the businesses in which they are engaged; and (v) the Company and DPI each has a positive net worth.

         SECTION B-15. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company complies with all applicable Federal, state and local laws, statues, rules, regulations and ordinances relating to public health, safety or the environment including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management or hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gases or liquid substances, the failure to comply with which could reasonably be expected to have a materially adverse effect on the Company, its Subsidiaries, and their businesses and properties, taken as a whole. Except as disclosed in Schedule D-6 hereto, the Company does not know of any claim against, and has not received notice that it is a potentially responsible party, and is not aware of any response action or clean-up where it may be a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.
Section 9601 et seq.) or any state or local laws, regulations or orders concerning similar subject matter.

         SECTION B-16. COMPLIANCE WITH APPLICABLE LAWS. The Company and each of its Subsidiaries is in compliance, in all material respects, with all applicable statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions, as such apply to the Company and its Subsidiaries, including, without limitation, any applicable building, zoning, anti-pollution, occupational safety, health or other law, ordinance or regulation in respect of any of the Company's plants, warehouses, offices, structures, or operations. Neither the Company nor any of its Subsidiaries have received any notification alleging any violation of any of the foregoing which might reasonably be expected to have a material adverse effect on the Company and its Subsidiaries and with respect to which adequate corrective action has not been taken. Schedule D-7 contains a list and brief description of all notices from and related reports to governmental authorities (other than notices listed in Schedule D-6), including, without limitation, citations received and corrective action related thereto taken, by the Company or any of its Subsidiaries from the Food and Drug Administration, the United States Environmental Protection Agency, the Equal Employment Opportunity Commission, or the Occupational Safety and Health Administration (or, in each case, any state agency performing a similar function) with respect to potential claims which might reasonably be expected to have a material adverse effect on the Company and its Subsidiaries.

         SECTION B-17. INTELLECTUAL PROPERTY. All patents, trademarks, service marks, trade names, copyrights, and all applications for any of the foregoing, owned, used or licensed by the Company or any of its Subsidiaries are listed on Schedule D-8. The Company and each Subsidiary owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets and other rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted and the lack of which might reasonably be expected to have a material adverse effect on the Company and its Subsidiaries. To the best knowledge of the Company, none of the present or contemplated operations of the Company or any of its Subsidiaries infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person which infringement would reasonably be expected to have a material and adverse effect upon the Company or any of its Subsidiaries. To the best knowledge of the Company, no Person is presently infringing or threatening to infringe upon any patent, trademark, service mark, trade name, copy rights or trade secret which is proprietary to or licensed by the Company or any of its Subsidiaries.

         SECTION B-18. CONSOLIDATED TANGIBLE NET WORTH. The Company's Consolidated Tangible Net Worth at December 31, 1999 is not less than $33,000,000.

         SECTION B-19. REPRESENTATIONS AND WARRANTIES INCORPORATED FROM BANK CREDIT AGREEMENT. As of the Restatement Effective Date, each of the representations and warranties made in the Bank Credit Agreement by each of the Company and the Guarantors is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same force and effect as though set forth in their entirety herein, as qualified therein.

PART TWO - REPRESENTATION BY THE LENDERS

         SECTION B-19. ACQUISITION OF NOTES FOR INVESTMENT. Each Lender will acquire the Notes for its own general account and/or for one or more separate accounts maintained by it, for investment and not with a view to any distribution of the Notes or with any present intention of distributing or selling any of the Notes, but subject, nevertheless, to the disposition of the Notes being at all times within its control.

                                    EXHIBIT C

                               CLOSING CONDITIONS

         SECTION C-1. REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of the Company made in Exhibit B or otherwise under or pursuant to this Agreement shall be true as though made on the Restatement Effective Date, excepting representations and warranties specifically referring to an earlier date, and provided that with respect to the representations and warranties set forth in Sections B-13, B-15 and B-16 of Exhibit B, such representations and warranties shall be true in all material respects as though made on the Restatement Effective Date.

         SECTION C-2. NO MERGER, ETC. The Company shall not have consolidated or merged with, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to, any Person.

         SECTION C-3. RESTATEMENT EFFECTIVE DATE. The Restatement Effective Date shall occur on or prior to February 25, 2000.

         SECTION C-4. NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing, after giving effect to this Agreement and the Bank Credit Agreement.

         SECTION C-5. INSTRUMENTS AND PROCEEDINGS TO BE SATISFACTORY. All instruments relating to the amendment and restatement of the Original Notes and of the Original Loan Agreement, including, but not limited to, the delivery of the Notes and the Loan Documents, shall be satisfactory to each Lender and its special counsel.

         SECTION C-6. COMPLIANCE CERTIFICATE. The Company shall have delivered to each Lender an Officer's Certificate, dated the Restatement Effective Date, certifying to the effect set forth in Sections C-1, C-2 and C-4.

         SECTION C-7. OPINION OF COMPANY'S COUNSEL. Each Lender shall have received from O'Sullivan, Graev and Karabell, LLP, and Gene L. Wexler, Esq., counsel for the Company, opinions, dated as of the Restatement Effective Date, in scope and substance satisfactory to each Lender, as to:

                  (A) the due incorporation, existence and good standing of the Company and each Subsidiary and its power to own or hold under lease the properties it purports so to own or hold and to carry on the business in which it is engaged,

                  (B) the due authorization by all requisite corporate action (including any required shareholder approval), and the execution, delivery, validity, binding effect and enforceability of this Agreement and the Notes, except to the extent enforceability is limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally,

                  (C) the due qualification and good standing of the Company and each Subsidiary as a foreign corporation in each jurisdiction wherein, in the opinion of such counsel, the failure to so qualify might have a material adverse effect on the business, operations or properties of the Company and its Subsidiaries, taken as a whole,

                  (D) the due authorization of, and good and valid title of the Company and each Subsidiary to, full payment for, and nonassessability of, all then-outstanding shares and other securities which the Company or any such Subsidiary purports to own of each Subsidiary free of any Liens (of which such counsel, after due inquiry, shall have knowledge),

                  (E) the execution, delivery and performance of this Agreement and the Notes not resulting in breach of, constituting a default under or resulting in the creation of any Lien in respect of the property of the Company or any Subsidiary pursuant to the charter or by-laws of the Company or any Subsidiary, or any agreement, instrument, judgment, decree, order, statute, rule or regulation known to such counsel which is applicable to the Company or any Subsidiary,

                  (F) the absence or satisfaction of any requirements for any consent, approval or authorization of, or registration, filing or declaration with, any governmental authority or other regulatory agency for the valid execution, delivery and performance by the Company of this Agreement or the Notes,

                  (G) except as disclosed in the Company's letter delivered to each Lender prior to its execution hereof, no proceedings being, to the knowledge of such counsel after due inquiry, pending or threatened against or affecting the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body which, in the aggregate, would adversely affect any action taken or to be taken by the Company under this Agreement or the Notes or which, in the aggregate, would materially adversely affect the business, operations, properties or financial position of the Company and its Subsidiaries, taken as a whole, and

                  (H) such other matters, including the use of the proceeds of the loans in accordance with the terms of this Agreement being in compliance with Federal Reserve Board Regulations T, U and X, and the due perfection of all security interests granted under the Loan Documents incident to the transactions contemplated hereby as any Lender may reasonably request.

         SECTION C-8. CONSENTS, APPROVALS, ETC. The Company shall have delivered to the Lenders the Officer's Certificate referred to in the last sentence of Section B-2.

         SECTION C-9. NECESSARY CORPORATE ACTION. The Lenders shall have received:

                  (A) certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Company authorizing the loans evidenced by the Notes and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents,

                  (B) certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors and the shareholders of each of the Guarantors, authorizing and approving this Agreement, its Guaranty and any other Loan Document applicable to such Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, its Guaranty and the other Loan Documents,

                  (D) a certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Company certifying:
                  (i) the names and true signatures of the officer or officers of the Company authorized to sign this Agreement, the Notes and the other Loan Documents to be delivered hereunder on behalf of the Company; and (ii) a copy of the Company's by-laws as complete and correct on the date of this Agreement,

                  (E) a certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of such Guarantor authorized to sign this Agreement, its Guaranty and any other Loan Documents to be delivered hereunder on behalf of such Guarantor; (ii) a copy of such Guarantor's by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of such Guarantor,

                  (F) a copy of the certificate of incorporation and all amendments thereto of the Company and each Guarantor, certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of the Company and each Guarantor and a certificate of existence and good standing with respect to the Company and each Guarantor from the Secretary of State (or equivalent officer) of the state of incorporation of the Company and each Guarantor and from the Secretary of State (or equivalent officer) of any state in which the Company or each Guarantor is authorized to do business.

         SECTION C-10. INSURANCE. The Lenders shall have received evidence that the Company and each Guarantor maintain adequate casualty and liability insurance, with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Company and the Guarantors operate.

         SECTION C-11. TRADEMARK DISCLOSURE. The Lenders shall have received and satisfactorily reviewed Exhibit D-8 to this Agreement which shall disclose all intellectual property of the Company and its Subsidiaries including domestic trademarks, tradenames and related product names, and including all registration numbers, serial numbers, classifications and other information relating to any trademarks or tradenames registered with the United States Patent and Trademark Office.

         SECTION C-12. BANK LOAN AGREEMENT; INTERCREDITOR AGREEMENT. The Lenders shall have received and satisfactorily reviewed the Bank Loan Agreement. The parties thereto shall have entered into the Intercreditor Agreement.

         SECTION C-13. CANCELLATION OF EXISTING LINES. The Lenders shall have received letters evidencing the cancellation of the Chase Line of Credit and the EAB Line of Credit and any other lines of credit or similar borrowing facilities available to the Company or any Guarantor.

         SECTION C-14. SECURITY AGREEMENTS. The Company and each Guarantor shall have executed and delivered to the Lenders a Security Agreement or Security Agreements, together with other agreements, instruments and documents (including, without limitation, UCC financing statements) pursuant to which the Collateral Agent shall have received, for the benefit of itself, the Agent, the Lenders and the Bank Lenders a first priority perfected security interest in (i) with respect to the Company and all Guarantors, all accounts and accounts receivable of the Company and the Guarantors, and (ii) with respect to the Company, DPI and Parfums, all trade names and trademarks, trademark registrations, trademark applications and trademark licenses of the Company, DPI and Parfums, and all product names related thereto (the "Collateral"). The Company, DPI and Parfums as applicable, shall each have executed and delivered to the Collateral Agent, a Trademark Collateral Assignment and Security Agreement pursuant to which the Company, DPI and Parfums assign, to the Collateral Agent for the benefit of itself, the Agent, the Lenders and the Bank Lenders, all of their rights to each of their trademarks which have been registered at the United States Patent and Trademark Office, such assignments to be registered at such office.

         SECTION C-15. OFFICER'S CERTIFICATE. The following statements shall be true and the Lenders shall have received a certificate signed by the President or the Chief Financial Officer of the Company dated the date hereof, stating that:

                  (A) after giving effect to the execution and delivery of this Agreement and the Bank Credit Agreement, the representations and warranties contained in Exhibit B of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date, except for those relating to an earlier date, which shall remain true and correct as of such earlier date; and

                  (B) no Default or Event of Default has occurred and is continuing.

         SECTION C-16. GUARANTIES. The Joint Guaranty dated December 22, 1999 delivered to the Lenders by DPI, Parfums, Royce and Broad shall have been ratified and confirmed by such parties or guaranties in replacement thereof executed and delivered to the Lenders by such parties, such ratification or replacement to be in form and substance satisfactory to the Lenders and their special counsel.

         SECTION C-17. MISCELLANEOUS. The following additional requirements shall be satisfied:

                  (A) all schedules, documents, certificates and other information provided to the Lenders or any Lender pursuant to or in connection with this Agreement shall be reasonably satisfactory to the Lenders and its counsel in all respects,

                  (B) all legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to McDermott, Will & Emery, counsel to the Lenders, and

                  (C) the Lenders shall have received such other approvals, opinions or documents as the Lenders or its counsel may reasonably request.

         SECTION C-18. FEES PAYABLE. (i) The Lenders' special counsel and local counsel, if any, shall have received the legal fees and expenses required to be paid or reimbursed by the Company as provided in Section 13 in connection with their representation of the Lenders in connection with the amendment and restatement of the Original Notes and the other transactions contemplated by the Agreement. (ii) The Lenders shall have received the amendment fee in the amount equal to $40,000.

                                  SCHEDULE I TO

                  LOAN AGREEMENT DATED AS OF FEBRUARY 25, 2000

Manner of Payment and Communications to the Lenders:

I.  JACKSON NATIONAL LIFE INSURANCE COMPANY          $40,000,000

         1.       Please wire all payments as follows:

                  NORTHERN TRUST CHGO
                  ABA #071-000-152
                  Credit Account #5186041000 (General ledger for all clients of
                    Northern Trust)
                  For Further Credit to: 26-91241/Jackson National Life
                    Insurance Company

                  Ref: DEL  LABORATORIES,  INC. PVTPL, PPN 245901 B# 9, date of payment,  principal and interest breakdown.

                  Attn: Tarsa Lewis

         2.       Physical securities should be delivered as follows:

                  NORTHERN TRUST COMPANY
                  40 Broad Street
                  19th Floor
                  Acct # 2691241/Jackson National Life Insurance Company New York, NY 10004

                  Attn:  Jose Mero (tel 212-701-7507)

         3. a) One copy of documents, notes and certificates, waivers, amendments, consents as well as periodic financial information and covenant compliance certificates should be sent to:

                  Chris Raub,
                  Vice President, Private Placements,
                  PPM AMERICA, INC.
                  225 West Wacker Drive,
                  Suite 1200
                  Chicago, IL 60606-1228
                  Tel:  (312) 634-2504
                  Fax:  (312) 634-0054

         b) Interest and principal payment notices should be faxed to the operations contact and custodian bank as follows:

                  Brian Therien,
                  Private Placements,
                  PPM America, Inc.,
                  225 West Wacker Drive,

                  Chicago,
                  IL  60606
                  Tel  312-634-1291
                  Fax 312-634-0054

                  Oscell Owens,
                  Northern Trust Company,
                  801 S Canal St, Floor CIN,
                  Chicago,
                  IL  60607
                  Tel 312-444-5754
                  Fax 312-630-8179


         4. Jackson National Life Insurance Company is incorporated in the State of Michigan.

                  Employer's ID Number:     38-1659835
                  Its address is:           5901 Executive Drive
                                            Lansing, MI 48909